Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-49772 of Optelecom, Inc. on Form S-3 of our report dated March 7, 2001, appearing in the Annual Report on Form 10-K of Optelecom, Inc. for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
McLean, VA
September 26, 2001